UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934



         Date of Report (Date of earliest event reported) March 8, 2004

                          AMERICAN UNITED GLOBAL, INC.
             (Exact name of registrant as specified in its charter)




         Delaware                     000-19404                95-4359228
      (State or other                (Commission              (IRS Employer
jurisdiction of incorporation)       File Number)                ID No.)




   11108 NE 106TH PLACE, KIRKLAND WASHINGTON                         98033
    (Address of principal executive offices)                      (zip code)



      (Registrant's telephone number, including area code) (425) 869-7410

Safe Harbor  Statement  under the Private  Securities  Litigation  Reform Act of
1995:

This Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time by American United Global, Inc. with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the companies, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, American United Global, Inc. disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 2:  DISPOSITION OF ASSETS

Background

On June 16, 2003, American United Global, Inc., Delaware corporation (the "Company"), Lifetime Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and Lifetime Healthcare Services, Inc., a Delaware corporation ("Lifetime"), entered into an Amended and Restated Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement was approved by the board of directors of each of the Company, Merger Sub and Lifetime on June 13, 2003 and by the stockholders of Lifetime and Merger Sub on June 13, 2003.

Prior  to  the  Merger,   the  Rubin  Family   Irrevocable   Stock  Trust  owned
approximately 77.6% of the shares of the common stock, par value $.01 per share (the "Company Common Stock"), of the Company.

On June 17, 2003, the Company, through Merger Sub, acquired 100% of the capital stock of Lifetime. Pursuant to the Merger Agreement, Merger Sub was merged with and into Lifetime, with Lifetime continuing as the surviving corporation of the Merger and a wholly-owned subsidiary of the Company.

At the time of the Merger, Lifetime was a holding company whose only asset consisted of its ownership of 55% of the outstanding capital stock of NY Medical, Inc., a New York corporation ("NY Medical"), acquired by Lifetime immediately prior to the consummation of the Merger (see below).

In connection with the Merger, the Company issued an aggregate of 467,500 shares of its newly authorized and designated B-2 Preferred to the former Lifetime stockholders. Each share of the B-2 Preferred was convertible, on or after December 17, 2003 (or earlier upon the occurrence of certain specified events), into 20 shares of Company Common Stock, or an aggregate of 9,350,000 shares of Company Common Stock if all shares of B-2 Preferred were converted.

In contemplation of the Merger Agreement, the Company declared a stock dividend on the Company Common Stock with a record date of June 10, 2003. The stock dividend took the form of the issuance of 232,500 shares of the Company's newly authorized and designated Series B-3 Convertible Preferred Stock (the "B-3 Preferred") to the holders of the Company Common Stock on the record date on a pro rata basis. Each share of the B-3 Preferred is convertible, on or after December 17, 2003 (or earlier upon the occurrence of certain specified events), into 20 shares of Company Common Stock. The shares of B-3 Preferred are convertible at the option of the holder of such share or pursuant to a resolution in favor thereof by the board of directors of the Company. Accordingly, an aggregate of 4,650,000 shares of Company Common Stock would be issued to the Company's record holders of the B-3 Preferred if all shares of B-3 Preferred are converted.

Immediately prior to the consummation of the Merger and the Company's acquisition of Lifetime, Lifetime acquired 55% of the capital stock of NY Medical pursuant to a Stock Purchase Agreement, dated March 21, 2003, as amended (the "NY Medical Stock Purchase Agreement"). NY Medical provides facilities and management services for various medical practices which specialize in areas of neurology, orthopedics, psychiatry and internal medicine. The selling NY Medical stockholder was Redwood Investment Associates, L.P. ("Redwood"), an affiliate of Dr. Jonathan Landow, the President and Chief Executive Officer of NY Medical.

Under the terms of the NY Medical Stock Purchase Agreement, Lifetime issued to Redwood a $5,500,000 principal amount 6% convertible note (the "Lifetime Note"), of which $2,000,000 is due and payable on or before March 22, 2004. In connection with the Merger, the Company unconditionally guaranteed the Lifetime Note. The balance of the Lifetime Note is payable in seven quarterly installments of $500,000 each, commencing July 1, 2004 and is convertible at the option of the holder into shares of Company Common Stock at a conversion price of $4.00 per share. Each principal installment due under the Lifetime Note is also subject to mandatory conversion in the event that the closing price of the Company Common Stock equals or exceeds $4.80 per shares for the 30 consecutive trading days ending the last trading day prior to the subject installment payment date. In addition to the Lifetime Note, the Company also guaranteed payment by NY Medical of a separate $4,662,830 principal amount 6% Amended and Restated Senior Subordinated Term Loan Promissory Note of NY Medical, dated as of June 16, 2003 and payable to Tracy Landow, as assignee of Dr. Jonathan Landow (the "Landow Note").

Under the terms of a certain Closing Agreement dated June 16, 2003, among the Company, Lifetime, Dr. Jonathan Landow, Tracy Landow, certain former stockholders of Lifetime, the Rubin Family Irrevocable Stock Trust (the record owner of approximately 77.6% of the outstanding Company Common Stock at the time of the Merger) and Robert M. Rubin (the "Closing Agreement"), the Company agreed to pay at least $3,662,830 of principal and all accrued interest due under the Landow Note by October 17, 2003. The Closing Agreement also provides that if, for any reason, the Company and/or Lifetime is unable to pay at least $3,662,830 of principal and all accrued interest due under the Landow Note by October 17, 2003 (subject only to the potential deferral of $500,000 of such amount for up to six months) and/or pay the Landow Note in full and an aggregate of $2,000,000 in principal amount of the Lifetime Note by March 22, 2004 (collectively, the "Payment Events"), a "Default Event" will be deemed to have occurred. In such event, Dr. Landow has the right to cause the Company to engage the service occurred. In such event, Dr. Landow has the right to cause the Company to engage the services of an investment banker to sell NY Medical at the highest available price and (subject to the Company's receipt of an opinion from such banker that the terms of sale are fair, from a financial point of view, to the Company, Lifetime and the Company's stockholders, giving effect to the NY Medical Stock Purchase Agreement and the Closing Agreement) may compel the Company to consummate such sale.

Pending consummation of the Payment Events or forced sale of NY Medical, the parties to the Closing Agreement agreed

o upon certain mutual covenants in respect of the activities of the Company and the operation and control of the NY Medical business,

o that Redwood would have the right to nominate two persons to constitute a majority of the board of directors of each of NY Medical and Lifetime, and

o that the board of directors of the Company would be reconstituted to consist of five persons; Robert M. Rubin and another person acceptable to him, two nominees of Redwood, and a fifth independent director to be mutually acceptable to each of Mr. Rubin and Redwood.

Mr. Rubin remained on the Company board of directors and designated C. Dean McLain as his additional designee on the Company's board of directors and Messrs. David Barnes, Michael Metter and Howard Katz were asked to tender their resignations as directors, and Messrs. Barnes and Metter tendered their resignations. In addition, Dr. Jonathan Landow, Stuart B. Fause and John F. Good were nominated and elected to the Company board of directors with the approval of Messrs. Rubin and McLain.

The Closing Agreement also provided that in the event a forced sale of NY Medical were to occur, the proceeds of such sale would be applied in the following order of priority:

     - to pay transaction costs (other than the fairness opinion, which is to be paid by the Company);

     - to pay all indebtedness of NY Medical (other than approximately $1,500,000 of NY Medical indebtedness owed to the Company);

     -    to pay all obligations under the Landow Note and the Lifetime Note;

     -    to pay the costs of the fairness opinion; and

     -    to the Company, to the extent of any remaining net proceeds.

To the extent that all obligations under the Landow Note and the Lifetime Note are not paid in full out of the proceeds of the NY Medical forced sale, the Company was to be liable for any unpaid balance due within six months following such sale. The Company will, however, have the right to demand and receive payment from NY Medical on any unpaid amount due on the Company's loans to NY Medical in the principal aggregate amount of $1,500,000 (see below).

The Company, as the parent company of Lifetime, also entered into a shares exchange agreement (the "Share Exchange Agreement") to acquire the remaining 45% of the outstanding capital stock of NY Medical from the New York Medical
Employee Stock Ownership Plan and Trust (the "ESOP") in exchange for approximately $4,500,000 of the Company's convertible preferred stock.

During 2003, the Company lent to Lifetime (which, in turn, loaned such funds to NY Medical) and NY Medical an aggregate of $1,500,000, which NY Medical has used primarily for working capital purposes and to reduce NY Medical's indebtedness to DVI. The $1,500,000 of Company loans were consolidated and are now evidenced by NY Medical's 6% note to the Company due as to principal and interest on January 2, 2004 and secured by a lien and security interest on all of the assets and properties of NY Medical, which lien and security interest is secondary only to the liens held by DVI or any substitute senior secured lender.

On June 17, 2003, the Company received an aggregate of $1,350,000 (net of selling commissions) in connection with the sale of $1,500,000 in aggregate principal amount of 10% convertible notes due March 2004 (the "Bridge Notes") through Vertical Capital Partners, a member of the NASD. Robert DePalo, a former officer of Lifetime and affiliate of a former Lifetime stockholder, is also affiliated with Vertical Capital Partners. The principal and interest due under the Bridge Notes are convertible into Company Common Stock at any time at $1.00 per share. In addition, the purchasers of the Bridge Notes received five year warrants to purchase an aggregate of 1,000,000 shares of Company Common Stock; provided, that if the principal and interest due under Bridge Notes have not been paid in full by October 17, 2003, the number of shares issuable upon exercise of the warrants will increase to 1,250,000 shares, and increase further to an aggregate of 1,500,000 shares in the event that, for any reason, the Bridge Notes have not been paid in full by January 17, 2005. The warrants are exercisable at the price of $0.75 per share. The Company utilized an aggregate of approximately $650,000 of the net proceeds from the sale of the Bridge Notes to increase its outstanding loans to Lifetime and NY Medical from $850,000 to $1,500,000. The Company secured the Bridge Notes by assigning to the holders its lien and security interest on the assets of NY Medical.

Subsequent Events; Rescission of Lifetime Merger and NY Medical Acquisition and Related Transactions

Following its June 2003 acquisitions of Lifetime and 55% of the capital stock of NY Medical, the Company attempted to consummate a private placement of its securities in order to raise approximately $5.7 million to pay $2.0 million principal amount of the Lifetime Note and retire the Landow Note in order to satisfy both of the October 17, 2003 "Payment Events" under the Closing Agreement with the former principal owner of NY Medical and its affiliates. In October 2003, Dr. Landow, acting on behalf of NY Medical, Tracy Landow and Redwood, extended the due date to satisfy the Payment Events to November 17, 2003, in consideration for the Company's extended the due date to satisfy the Payment Events to November 17, 2003, in consideration for the Company's agreement to extend the due date of the $1,500,000 NY Medical Note payable to the Company to January 2, 2005.

Notwithstanding the extension, the Company was unable to consummate the requisite financing by the extended date, and in November 2003, Dr. Landow declared a Default Event. On December 5, 2003, written notice of a special telephonic meeting of the board of directors to be held on Monday, December 8, 2003 was transmitted by Messrs. Landow, Fause and Good to Messrs. Rubin and McLain; the purpose of which special meeting, among other things, was to consider a possible rescission of the acquisition of 55% of the capital stock of NY Medical by the Company and the transactions relating thereto. On December 8, 2003, a telephonic meeting of the board was convened. As a result of such board meeting, minutes were prepared and executed by Messrs. Landow, Fause and Good, and on December 9, 2003, a rescission agreement among the Company, Lifetime Acquisition Corp., Lifetime, NY Medical, Redwood and the ESOP, dated as of December 9, 2003 (the "Rescission Agreement") was entered into and delivered to counsel to the Company and Messrs. Rubin and McLain.

Under the terms of such Rescission Agreement:

o the Merger, Lifetime Merger Agreement and all related Merger Documents were cancelled and rescinded and rendered null and void, ab initio, for all purposes, including for tax purposes;

o the NY Medical Stock Purchase Agreement, the acquisition of capital stock of NY Medical and all transactions relating thereto were cancelled and rescinded and rendered null and void, ab initio, for all purposes, including for tax purposes;

o the Share Exchange Agreement between the Company and the ESOP and all transactions relating thereto were cancelled and rescinded and rendered null and void, ab initio, for all purposes, including for tax purposes; and

o in order to enable the Company to repay the $1.5 million of Bridge Notes owed to certain investors in March 2004, NY Medical agreed under the terms of the Rescission Agreement that "the NY Medical Note shall be modified such that all principal and interest thereunder shall be due from NY Medical to AUGI on March 30, 2004." In consideration of such modification, the Rescission Agreement permits NY Medical or its representatives to communicate directly with the holders of the Bridge Notes for the purpose of, among other things, negotiating an alternative mechanism for the payment of the Bridge Notes.

Subsequent to December 9, 2003, Mr. Rubin objected to the December 8, 2003 Company board of directors meeting and the Rescission Agreement for a variety of reasons, including, the alleged failure to properly convene such meeting or have a valid quorum of directors present. On December 12, 2003, counsel for NY Medical and Redwood commenced a lawsuit against the Company, Lifetime, Robert M. Rubin, Kenneth Orr and Robert DePalo in the New York State Supreme Court seeking, among other things to declare the Rescission Agreement as valid and effective and also seeking monetary damages against the defendants for fraudulent inducement, unjust enrichment and breach of fiduciary duties and breach of contract. The Company and its counsel believe that the suit is totally without merit and that the Company has a number of valid defenses and counterclaims against Dr. Landow and NY Medical.

Since late December 2003, the parties have been holding discussions with a view toward settling the dispute, and the defendants in the above litigation have been granted extensions to answer or otherwise plead.

On March 8, 2004, corporate counsel to the Company advised counsel to NY Medical, Redwood and its affiliates that each of the Company and Messrs. Rubin and McLain, as members of the board of directors of the Company have reconsidered their position and that they agree with NY Medical, Redwood, Dr. Landow, Tracy Landow and the ESOP that:

o effective as of December 9, 2003, the Merger, Lifetime Merger Agreement and all related Merger Documents are null and void, ab initio, for all purposes, including, without limitation, for tax purposes;

o effective as of December 9, 2003, the NY Medical Stock Purchase Agreement, the acquisition of capital stock of NY Medical and all transactions contemplated thereby are null and void, ab initio, for all purposes, including, without limitation, for tax purposes; and

o effective as of December 9, 2003, the Share Exchange Agreement between the Company and the ESOP and all transactions contemplated thereby are null and void, ab initio, for all purposes, including, without limitation, for tax purposes; and

o all principal amount of and accrued interest on the NY Medical Note is, in fact, due and payable on March 30, 2004, and NY Medical shall have the right to communicate directly with the holders of the Bridge Notes for the purpose of, among other things, negotiating an alternative mechanism for the payment of the Bridge Notes.

The Company's counsel's letter did not condition acceptance of the above arrangements upon a dismissal or voluntary settlement of the pending litigation, but rather requested that NY Medical or its counsel advise as to mechanisms for NY Medical to (a) communicate with the holders of the Bridge Notes, (b) effect full payment on March 30, 2004 of the NY Medical Note, and (c) return the stock certificates and other documents to effect the transactions contemplated by the Rescission Agreements. To date, neither the Company nor its counsel have been formally contacted by NY Medical or its counsel concerning such matters.

As a result of the consummation of the transactions contemplated by the Rescission Agreement:

o 55% of the capital stock of NY Medical will be returned to Redwood and the proposed Share Exchange with the ESOP will be cancelled;

o the Lifetime Merger is cancelled and rescinded, and all shares of Company Series B-2 Preferred Stock issued to the former stockholders of Lifetime are rendered null and void, without any further value or rights, and returned to the treasury of the Company for cancellation;

o all stock options issued to Dr. Landow, Joseph Ciavarella, directors designated by Dr. Landow and other employees of NY Medical are cancelled; and

o effective as of December 9, 2003 each of Dr. Landow, Stuart Fause and John Good is deemed to have resigned as a member of the board of directors of the Company or otherwise removed as a member of such board of directors by The Rubin Family Irrevocable Stock Trust, as the principal stockholder of the Company.


o the Company cancelled options to purchase an aggregate of approximately 2,100,000 shares of Company Common Stock;

o the Company cancelled the 467,500 shares of B-2 Preferred Stock convertible into an aggregate of 9,350,000 shares of Company Common Stock which were issued to the former stockholders of Lifetime; and

o    the Company cancelled the $5,500,000 Landow Note.



Effect of the Rescission of the NY Medical and Related Transactions.

As at the date of this filing, the Company is in default in payment of the $1.5 million of Bridge Notes that were due and payable on March 17, 2004. On March 30, 2004, the $1.5 million of NY Medical Notes are due and payable; which notes and the Company's subordinated security interest in the assets of NY Medical have been assigned to the holders of the Bridge Notes. It is expected that representatives of the Company and NY Medical will attempt to negotiate extensions of such obligations or otherwise enter into compromise arrangements with the holders of the Bridge Notes. The Company has been advised that NY Medical is currently negotiating to refinance its indebtedness owed to DVI Business Credit Corp. ("DVI"), the senior secured lender to NY Medical, that holds a first priority lien and security interest on all of the assets of NY Medical.

In the event that NY Medical does not successfully refinance its obligations to DVI, or should either the Company or the holders of the Bridge Notes demand payment of the NY Medical Note and seek to foreclose on the assets of NY Medical, it may be expected that DVI will foreclose on its priority lien on such NY Medical assets. In such event it is probable that neither the holders of the Bridge Notes nor the Company will receive significant net proceeds, if any, from the liquidation of the collateral.

The Company's cash position as at March 15, 2004 is less than $300,000. Inasmuch as the Company no longer owns NY Medical or any other operating business, in the event that any of the holders of the Bridge Notes seek to sue the Company to collect the same, the Company will be unable to pay such Bridge Notes. Accordingly, the Company would not be able to continue as a going concern, and may be required to seek protection from its creditors under Chapter 11 of the Federal Bankruptcy Act.

Management of the Company Subsequent to the Rescission of the Lifetime Merger and NYMI Acquisition

The following table sets forth information with respect to directors, executive officers and key employees of the Company as of the filing date of this Form 8-K.

     Name (1)                       Age                       Position
     --------                      ---                        --------


Robert M. Rubin                    63     Chairman of the Board of Directors
                                          and Chief Executive Officer

C. Dean McLain                     49     Executive Vice President and Director

David M. Barnes                    61     Chief Financial Officer and Director

Howard Katz  (1)                   62     Director
_______________________________


(1) Mr. Katz' resignation as a director of the Company has been requested but as at the date of this Form 8-K such resignation has not been received.


ROBERT M. RUBIN. Mr. Rubin has served as the Chairman of the Company's Board of Directors since May 1991, and was its Chief Executive Officer from May 1991 to January 1, 1994. Between October 1990 and January 1, 1994, Mr. Rubin served as the Chairman of the Board and Chief Executive Officer of the Company and its subsidiaries; from January 1, 1994 to January 19, 1996, he served only as Chairman of the Board of the Company and its subsidiaries. From January 19, 1996 to the present, Mr. Rubin served as Chairman of the Board, President and Chief Executive Officer. Mr. Rubin was the founder, President, Chief Executive Officer and a Director of Superior Care, Inc. ("SCI") from its inception in 1976 until May 1986, when the business was sold to Olsten Corporation (NYSE). Mr. Rubin continued as a director of SCI until the latter part of 1987. Mr. Rubin is also a Director of Western Power and Equipment Corp. ("Western"). The Company owns approximately 13% of the outstanding common stock of Western (see "Item 5 -- Pending Sale of Assets"). Mr. Rubin was a director of Med-Emerg, Inc., a publicly held Canadian management company for hospital emergency rooms and outpatient facilities until November 2001. Mr. Rubin was also a director of StyleSite Marketing, Inc., which liquidated its assets for the benefit of secured creditors in January 2000.


C. DEAN MCLAIN. Mr. McLain has served as the Company's Executive Vice President since March 1, 1993, as a director since March 7, 1994, and President of Western Power and Equipment Corp. since June 1, 1993. From 1989 to 1993, Mr. McLain served as Manager of Privatization of Case Corporation. From 1985 to 1989, Mr. McLain served as General Manager of Lake State Equipment, a distributor of John Deere construction equipment. Mr. McLain holds a B.S. degree in Business and Economics, and a Master's of Business Administration, from West Texas State University. Mr. McLain devotes his full professional time to Western and included in such time is time spent on the Company's business.

DAVID M. BARNES. Mr. Barnes has served the Company's Chief Financial Officer since May 15, 1996, and has been a director since November 8, 1996. Mr. Barnes is also presently a member of the Advisory Board of Interactive Imagination, Inc., a privately-held video game developer based in Seattle, WA.

HOWARD KATZ. Mr. Katz has been a director since April 15, 1996, and was an Executive Vice President from April 15, 1996 through July 31, 1998. Since August 1998 to the present Mr. Katz has been the Chief Executive Officer of Imagine Networks, LLC., a company based in New York City that engages in advanced technology and software development.

Description of Outstanding Securities

Series B-3 Preferred Stock

In June 2003, the Company declared a stock dividend on a pro rata basis to all holders of record of its issued and outstanding shares of Company Common Stock of an aggregate of 232,500 shares of the Company's newly designated shares of Series B-3 Preferred Stock, par value $0.01 per share (the "B-2 Preferred"). Each shares of the B-3 Preferred is convertible into twenty (20) shares of the Company Common Stock, or an aggregate of 4,650,000 such shares of Company Common Stock, if fully converted, subject to equitable adjustment in the event of splits, dividends, consolidations or recapitalizations affecting the outstanding Company Common Stock. The conversion may be effectuated:

-    at the election of the holder at any time after December 17, 2003, or

- by the Company on a mandatory conversion basis, upon the earlier to occur of either (i) any date subsequent to December 17, 2003, pursuant to a resolution in favor thereof by the Company's board of directors, or (ii) immediately prior to any event that involves either a change of control of the Company or the sale of all or substantially all of its assets.

Except as otherwise required by law, the B-3 Preferred shall be voted together, and not as a separate class, with the shares of Company Common Stock, on an "as converted" basis pursuant to the conversion rate then in effect for the B-3 Preferred.

In the event that the Company shall declare and issue a dividend, distribute assets upon liquidation, dissolution, winding-up or otherwise, the Series B-3 shall rank senior and prior to the Company Common Stock and any other class or series of capital stock of the Company then outstanding, except that the B-3 Preferred shall rank junior to the Series B-1 Preferred Stock and in parity with the Series B-2 Preferred Stock or any other class or series of capital stock which by its specifically provides for equal rank with the B-3 Preferred.

Each share of B-3 Preferred shall not entitle its holder to a fixed or stated dividend, except that if any dividend or distribution of any kind is declared and made to the holders of the Company Common Stock, the holder of the B-3 Preferred shall be entitled to receive any such dividend or distribution as if the B-3 Preferred had been converted.

ITEM 7.  EXHIBITS

2.1 Rescission Agreement dated as of December 9, 2003 among the Company, Lifetime, NY Medical and the ESOP.



Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                                    AMERICAN UNITED GLOBAL, INC.



                                                    By: /s/  Robert M. Rubin
                                                    ------------------------
                                                    Robert M. Rubin, CEO

March 22, 2004